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                                                                 Exhibit 5(a)






                                February 24, 1999



Hunt Corporation
One Commerce Square
2005 Market Street
Philadelphia, PA  19103-7085

Ladies and Gentlemen:

                  We have acted as counsel to Hunt Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 1,750,000 additional common shares, par value $.10 per share, of the Company (the "Common Shares"), authorized for issuance upon exercise of options granted or to be granted under the Company's 1993 Stock Option and Stock Grant Plan (the "Plan") and upon vesting of stock grants made or to be made under the Plan.

                  In this connection, we have reviewed the Company's Restated Articles of Incorporation and its By-Laws, as amended, resolutions of its Board of Directors and shareholders, the Plan and such other documents and corporate records as we have deemed appropriate in the circumstances.

                  Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Common Shares by the Company, in accordance with the terms of the Plan, upon the exercise of stock options and upon the vesting of stock grants properly granted under the Plan has been duly and validly authorized by the necessary corporate action, and the Common Shares will be, when so issued, validly issued, fully-paid and non-assessable by the Company.

                  We consent to the use of this opinion as an exhibit to the Registration Statement. In giving the consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                     Very truly yours,



                                                     DRINKER BIDDLE & REATH LLP


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